Exhibit 10.3

Execution Version

EXCHANGE NOTE SALE AGREEMENT

between

FORD CREDIT AUTO LEASE TWO LLC,
acting for its series of
limited liability company interests designated as
the "2026-B Series", as Depositor

and

FORD CREDIT AUTO LEASE TRUST 2026-B,
as Issuer

Dated as of July 1, 2026

i

EXCHANGE NOTE SALE AGREEMENT, dated as of July 1, 2026 (this "Agreement"), between FORD CREDIT AUTO LEASE TWO LLC, a Delaware limited liability company, acting for its series of limited liability company interests designated as the "2026-B Series," as Depositor, and FORD CREDIT AUTO LEASE TRUST 2026-B, a Delaware statutory trust, as Issuer.

BACKGROUND

Ford Credit makes loans to the Titling Companies under a Credit and Security Agreement to finance their acquisition of leases and leased vehicles originated by motor vehicle dealers. Each Titling Company allocates the leases and leased vehicles to a separate series of limited liability company interests in the Titling Company designated as the "Collateral Specified Interest" or the "EV Specified Interest" and pledges them as Collateral to secure the Revolving Facility.

Ford Credit requested that a portion of the Revolving Facility Balance be exchanged for a note designated as the "2026-B Exchange Note" to be issued by the Titling Companies to Ford Credit under the Exchange Note Supplement and the Credit and Security Agreement. Ford Credit and the Titling Companies designated the 2026-B Reference Pool for the 2026-B Exchange Note and allocated the Leases and Leased Vehicles from the Revolving Facility Pool to the 2026-B Reference Pool.

In connection with a securitization transaction sponsored by Ford Credit in which the Issuer will issue Notes secured by the 2026-B Exchange Note, Ford Credit has sold the 2026-B Exchange Note to the Depositor, who will sell it to the Issuer.

The parties agree as follows:

ARTICLE I
USAGE AND DEFINITIONS

Section 1.1.         Usage and Definitions. Capitalized terms used but not defined in this Agreement are defined in Appendix 1 to the 2026-B Exchange Note Supplement, dated as of July 1, 2026 (the "Exchange Note Supplement"), to the Fifth Amended and Restated Credit and Security Agreement, dated as of July 22, 2005, as amended and restated as of June 29, 2023 (the "Credit and Security Agreement"), among CAB East LLC and CAB West LLC, as Borrowers, U.S. Bank National Association, as Administrative Agent, HTD Leasing LLC, as Collateral Agent, and Ford Motor Credit Company LLC, as Lender and Servicer, or in Appendix A to the Credit and Security Agreement. Appendix 1 and Appendix A also contain usage rules that apply to this Agreement. Appendix 1 and Appendix A are incorporated by reference into this Agreement.

ARTICLE II
SALE AND PURCHASE OF SOLD PROPERTY

Section 2.1.         Sale of Sold Property. Effective on the Closing Date and immediately after the transaction under the Exchange Note Purchase Agreement, and immediately before the transactions under the Trust Agreement and the Indenture, the Depositor sells and assigns to the Issuer, without recourse (other than the Depositor's obligations under this Agreement), all of the Depositor's right, title and interest, whether now owned or later acquired, in the Sold Property.

This sale and assignment does not, and is not intended to, include any obligation of the Depositor to the Titling Companies, the Lessees, the Dealers or any other Person relating to the 2026-B Reference Pool and the other Sold Property, and the Issuer does not assume any obligations.

Section 2.2.         Payment for Sold Property; Delivery of Exchange Note.

(a)            Payment for Sold Property. In consideration for the Sold Property, the Issuer will transfer to the Depositor the Notes as payment for the 2026-B Exchange Note and the other Sold Property. The Depositor and the Issuer each represents and warrants to the other that the transfer of the Notes on the Closing Date and the increase in the value of the Depositor's beneficial interest in the Issuer, is equal to the fair market value of the 2026-B Exchange Note and the other Sold Property.

(b)            Delivery of Exchange Note. On payment for the Sold Property, the Depositor will deliver to the Issuer the 2026-B Exchange Note, registered in the name of "Ford Motor Credit Company LLC" and duly endorsed by Ford Credit in blank.

Section 2.3.         Acknowledgement of Assignment and Servicing.

(a)            Further Assignment. The Depositor acknowledges that, under the Indenture, the Issuer will assign and pledge the Sold Property and related property and rights to the Indenture Trustee for the benefit of the Secured Parties.

(b)            Servicing. The Issuer acknowledges the engagement of Ford Credit as Servicer of the Leases and Leased Vehicles in the 2026-B Reference Pool under the Servicing Supplement and the Servicing Agreement.

Section 2.4.         Savings Clause. The Depositor and the Issuer intend that the sale and assignment under this Agreement be an absolute sale and assignment of the Sold Property, conveying good title to the Sold Property free and clear of any Lien other than Permitted Liens, from the Depositor to the Issuer. The Depositor and the Issuer intend that the Sold Property not be a part of the Depositor's estate if there is a bankruptcy or insolvency of the Depositor. If, despite the intent of the Depositor and the Issuer, the transfer of the Sold Property under this Agreement is determined to be a pledge for a financing or is determined not to be an absolute sale and assignment, the Depositor Grants to the Issuer on the date of this Agreement a security interest in the Depositor's right, title and interest in the Sold Property, whether now owned or later acquired, to secure a loan in an amount equal to all amounts payable by the Depositor under this Agreement, all amounts payable as principal or interest on the Notes, all amounts payable as Reference Pool Servicing Fees under the Servicing Supplement and all other amounts payable by the Issuer under the Transaction Documents. In that case, this Agreement is a security agreement under law and the Issuer will have the rights and remedies of a secured party and creditor under the UCC.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Section 3.1.         Depositor's Representations and Warranties. The Depositor makes the following representations and warranties on which the Issuer is relying in purchasing the Sold Property. The representations and warranties are made as of the Closing Date and will survive the sale and assignment of the Sold Property by the Depositor to the Issuer under this Agreement and the pledge of the Sold Property by the Issuer to the Indenture Trustee under the Indenture:

(a)            Organization and Qualification. The Depositor is duly organized and validly existing as a limited liability company in good standing under the laws of the State of Delaware. The Depositor is qualified as a foreign limited liability company in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its properties or the conduct of its activities requires qualification, license or approval, unless the failure to obtain the qualifications, licenses or approvals would not reasonably be expected to have a material adverse effect on the Depositor's ability to perform its obligations under this Agreement.

(b)            Power, Authority and Enforceability. The Depositor has the power and authority to execute, deliver and perform its obligations under this Agreement. The Depositor has authorized the execution, delivery and performance of this Agreement. This Agreement is the legal, valid and binding obligation of the Depositor enforceable against the Depositor, except as may be limited by insolvency, bankruptcy, reorganization or other similar laws relating to the enforcement of creditors' rights or by general equitable principles.

(c)            No Conflicts and No Violation. The completion of the transactions under this Agreement, and the performance of its obligations under this Agreement, will not (i) conflict with, or be a breach or default under, any indenture, mortgage, deed of trust, loan agreement, guarantee or similar document under which the Depositor is a debtor or guarantor, (ii) result in the creation or imposition of a Lien on the Depositor's properties or assets under the terms of any indenture, mortgage, deed of trust, loan agreement, guarantee or similar document (other than this Agreement), (iii) violate the Depositor's certificate of formation or limited liability company agreement or (iv) violate a law or, to the Depositor's knowledge, an order, rule or regulation of a federal or State court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties that applies to the Depositor, which, in each case, would reasonably be expected to have a material adverse effect on the Depositor's ability to perform its obligations under this Agreement.

(d)            No Proceedings. To the Depositor's knowledge, there are no proceedings or investigations pending or threatened in writing before a federal or State court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the completion of the transactions under this Agreement, (iii) seeking a determination or ruling that would reasonably be expected to have a material adverse effect on the Depositor's ability to perform its obligations under, or the validity or enforceability of, this Agreement or (iv) that would reasonably be expected to (A) affect the treatment of the Notes as indebtedness for U.S. federal income or Applicable Tax State income or franchise tax purposes, (B) be deemed to cause a taxable exchange of the Notes for U.S. federal income tax purposes or (C) cause the Issuer to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, in each case, other than proceedings that would not reasonably be expected to have a material adverse effect on the Depositor, the performance by the Depositor of its obligations under, or the validity and enforceability of, the Transaction Documents or the Notes or the tax treatment of the Issuer or the Notes.

(e)            Not an Investment Company. The Depositor is not required to be registered as an "investment company" under the Investment Company Act.

Section 3.2.         Depositor's Representations and Warranties About Sold Property and Reference Pool.

(a)            Representations and Warranties from Exchange Note Purchase Agreement. Ford Credit made representations and warranties about the Leases and Leased Vehicles in the 2026-B Reference Pool in Section 3.3 of the Exchange Note Purchase Agreement, and has consented to the sale by the Depositor to the Issuer of the Depositor's rights to these representations and warranties. Under Section 2.1, the Depositor has sold and assigned to the Issuer the Depositor's rights under the Exchange Note Purchase Agreement, including the right to require Ford Credit to reallocate any Leases and Leased Vehicles if there is a breach of Ford Credit's representations and warranties. In addition, the Depositor represents and warrants as of the Closing Date that the representations and warranties about the Leases and Leased Vehicles in the 2026-B Reference Pool in Section 3.3 of the Exchange Note Purchase Agreement are true and correct. The Issuer is relying on Ford Credit's representations and warranties in the Exchange Note Purchase Agreement and on the Depositor's representations and warranties in this Section 3.2(a) in purchasing the 2026-B Exchange Note, which representations and warranties will survive the sale and assignment of the 2026-B Exchange Note by the Depositor to the Issuer under this Agreement and the pledge of the 2026-B Exchange Note to the Indenture Trustee under the Indenture.

(b)            Representations and Warranties About Sold Property and Reference Pool. The Depositor makes the following representations and warranties about the Sold Property and the 2026-B Reference Pool on which the Issuer is relying in purchasing the Sold Property. The representations and warranties are made as of the Closing Date and will survive the sale and assignment of the Sold Property by the Depositor to the Issuer under this Agreement and the pledge of the Sold Property by the Issuer to the Indenture Trustee under the Indenture.

(i)            Enforceability of Exchange Note. The 2026-B Exchange Note has been duly executed, issued, authenticated and delivered and is the valid and binding obligation of the Borrowers entitled to the benefits of the Exchange Note Supplement and the Credit and Security Agreement.

(ii)            Valid Sale. This Agreement evidences a valid sale and assignment of the Sold Property from the Depositor to the Issuer, enforceable against creditors of and purchasers from the Depositor.

(iii)            Good Title to Sold Property. Immediately before the sale and assignment under this Agreement, the Depositor has good and marketable title to the Sold Property free and clear of any Lien other than Permitted Liens and, immediately after the sale and assignment under this Agreement, the Issuer will have good and marketable title to the Sold Property, free and clear of any Lien other than Permitted Liens.

(iv)            Security Interest in Sold Property.

(A)	This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Sold Property in favor of the

Issuer, which is prior to any Lien, other than Permitted Liens, and is enforceable against all creditors of and purchasers from the Depositor.

(B)	All filings (including UCC filings) necessary in any jurisdiction to give the Depositor a first priority, validly perfected ownership and security interest in the Purchased Property, to give the Issuer a first priority, validly perfected ownership and security interest in the Sold Property and to give the Indenture Trustee a first priority perfected security interest in the Collateral, will be made within ten days after the Closing Date.

(C)	All financing statements filed or to be filed against the Depositor in favor of the Issuer describing the Sold Property sold under this Agreement will contain a statement to the following effect: "A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Secured Party/Assignee."

(D)	The Depositor has not authorized the filing of and is not aware of any financing statements against the Depositor that include a description of collateral covering any Sold Property other than the financing statements relating to the security interest Granted to the Depositor under the Exchange Note Purchase Agreement, by the Depositor to the Issuer under this Agreement or by the Issuer to the Indenture Trustee under the Indenture, or that has been terminated.

(v)            Good Title to Reference Pool; Allocation to Specified Interest and Reference Pool. The applicable Titling Company has good title, or the Servicer has started procedures that will result in good title, to the Leases and Leased Vehicles in the 2026-B Reference Pool, free and clear of Liens other than Permitted Liens. The Leases and Leased Vehicles in the 2026-B Reference Pool have not been allocated to a Specified Interest other than the Collateral Specified Interest or the EV Specified Interest, or to a Reference Pool other than the 2026-B Reference Pool.

Section 3.3.         Depositor's Reallocation of Leases and Leased Vehicles for Breach of Representations.

(a)            Investigation of Breach. If a Responsible Person of the Depositor (i) has knowledge of a breach of a representation or warranty made in Section 3.2(a), (ii) receives notice from the Issuer, the Owner Trustee or the Indenture Trustee of a breach of a representation or warranty made in Section 3.2(a), (iii) receives a Reallocation Request for a Lease and Leased Vehicle or (iv) receives a Review Report that indicates a Test Fail for a Lease and Leased Vehicle, then, in each case, the Depositor will investigate to confirm the breach and determine if the breach has a material adverse effect on a Lease and Leased Vehicle. None of the Servicer, the Issuer, the Owner Trustee, the Indenture Trustee or the Administrator will have an obligation to investigate whether a breach of any representation or warranty has occurred or whether any Lease and Leased Vehicle is required to be reallocated under this Section 3.3.

(b)            Reallocation of Leases and Leased Vehicles; Payment of Administrative Reallocation Amount. For a breach described in Section 3.3(a), the Depositor may, and if the breach has a material adverse effect on a Lease and Leased Vehicle will, reallocate the Lease and Leased Vehicle to the Revolving Facility Pool by paying the Administrative Reallocation Amount for each Lease and Leased Vehicle on the Business Day before the Payment Date (or, with satisfaction of the Rating Agency Condition, on the Payment Date) related to the Collection Period in which the Depositor has knowledge or receives notice of and confirms the breach or, at the Depositor's option, on or before the following Payment Date, unless the breach is cured in all material respects before that Payment Date. If Ford Credit is the Servicer, the Depositor may cause the Administrative Reallocation Amount to be paid according to Section 4.3(c) of the Servicing Supplement.

(c)            Reallocation of Leases and Leased Vehicles. When the Depositor's payment of the Administrative Reallocation Amount for a Lease and Leased Vehicle is included in Exchange Note Available Funds for a Payment Date, the Lease and Leased Vehicle will be deemed to have been reallocated to the Revolving Facility Pool, effective as of the last day of the Collection Period before the related Collection Period. After the reallocation, the Sponsor will mark its receivables systems to indicate that the lease and leased vehicle is no longer a Lease and Leased Vehicle in the 2026-B Reference Pool.

(d)            Reallocation Sole Remedy. The sole remedy for a breach of a representation or warranty made by the Depositor in Section 3.2(a) is (i) to require the Depositor to reallocate the Lease and Leased Vehicle or Leases and Leased Vehicles under this Section 3.3 or (ii) to require the Depositor or the Indenture Trustee to enforce the obligation of Ford Credit to reallocate the Lease and Leased Vehicle under Section 3.4 of the Exchange Note Purchase Agreement.

Section 3.4.         Dispute Resolution.

(a)            Referral to Dispute Resolution. If the Issuer, the Owner Trustee, the Indenture Trustee or a Noteholder (the "Requesting Party") requests that the Depositor and/or the Sponsor reallocate a Lease and related Leased Vehicle due to an alleged breach of a representation and warranty in Section 3.2(a) or in Section 3.4 of the Exchange Note Purchase Agreement (each, a "Reallocation Request"), and the Reallocation Request has not been resolved within 180 days after the Depositor or the Sponsor receives the Reallocation Request, the Requesting Party may refer the matter, in its discretion, to either mediation (including non-binding arbitration) or binding third-party arbitration. However, if the Lease subject to a Reallocation Request was part of a Review and the Review Report showed no Test Fails for the Lease, the Reallocation Request for the Lease and Leased Vehicle will be deemed to be resolved. The Requesting Party must start the mediation or arbitration proceeding according to the ADR Rules of the ADR Organization within 90 days after the end of the 180-day period. The Depositor and the Sponsor agree to participate in the dispute resolution method selected by the Requesting Party.

(b)            Mediation. If the Requesting Party selects mediation for dispute resolution:

(i)            The mediation will be administered by the ADR Organization using its ADR Rules. However, if any ADR Rules are inconsistent with the procedures for mediation stated in this Section 3.4, the procedures in this Section 3.4 will control.

(ii)            A single mediator will be selected by the ADR Organization from a list of neutrals maintained by it according to the ADR Rules. The mediator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, consumer finance or asset-backed securitization matters.

(iii)            The mediation will start within 15 days after the selection of the mediator and conclude within 30 days after the start of the mediation.

(iv)            Expenses of the mediation will be allocated to the parties as mutually agreed by them as part of the mediation.

(v)            If the parties fail to agree at the completion of the mediation, the Requesting Party may refer the Reallocation Request to arbitration under this Section 3.4.

(c)            Arbitration. If the Requesting Party selects arbitration for dispute resolution:

(i)            The arbitration will be administered by the ADR Organization using its ADR Rules. However, if any ADR Rules are inconsistent with the procedures for arbitration stated in this Section 3.4, the procedures in this Section 3.4 will control.

(ii)            A single arbitrator will be selected by the ADR Organization from a list of neutrals maintained by it according to the ADR Rules. The arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, consumer finance or asset-backed securitization matters. The arbitrator will be independent and impartial and will comply with the Code of Ethics for Arbitrators in Commercial Disputes in effect at the time of the arbitration. Before accepting an appointment, the arbitrator must promptly disclose any circumstances likely to create a reasonable inference of bias or conflict of interest or likely to preclude completion of the proceedings within the stated time schedule. The arbitrator may be removed by the ADR Organization for cause consisting of actual bias, conflict of interest or other serious potential for conflict.

(iii)            The arbitrator will have the authority to schedule, hear and determine any motions, according to New York law, and will do so at the motion of any party. Discovery will be completed within 30 days of selection of the arbitrator and will be limited for each party to two witness depositions not to exceed five hours, two interrogatories, one document request and one request for admissions. However, the arbitrator may grant additional discovery on a showing of good cause that the additional discovery is reasonable and necessary. Briefs will be limited to no more than ten pages each, and will be limited to initial statements of the case, motions and a pre-hearing brief. The evidentiary hearing on the merits will start no later than 60 days after selection of the arbitrator and will proceed for no more than six consecutive Business Days with equal time allocated to each party for the presentation of evidence and cross examination. The arbitrator may allow additional time for discovery and hearings on a showing of good cause or due to unavoidable delays.

(iv)            The arbitrator will make its final determination no later than 90 days after its selection. The arbitrator will resolve the dispute according to the terms of this

Agreement and the other Transaction Documents, and may not modify or change this Agreement or the other Transaction Documents in any way. The arbitrator will not have the power to award punitive damages or consequential damages in any arbitration conducted by them. In its final determination, the arbitrator will determine and award the expenses of the arbitration (including filing fees, the fees of the arbitrator, expense of any record or transcript of the arbitration and administrative fees) to the parties in its reasonable discretion. The determination of the arbitrator will be in writing and counterpart copies will be promptly delivered to the parties. The determination will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or State law, and may be entered and enforced in any court of competent jurisdiction.

(v)            By selecting arbitration, the Requesting Party is giving up the right to sue in court, including the right to a trial by jury.

(vi)            The Requesting Party may not bring a putative or certificated class action to arbitration. If this waiver of class action rights is found to be unenforceable for any reason, the Requesting Party agrees that it will bring its claims in a court of competent jurisdiction.

(d)            Additional Conditions. For each mediation or arbitration:

(i)            Any mediation or arbitration will be held in New York, New York at the offices of the mediator or arbitrator or at another location selected by the Depositor or the Sponsor. Any party or witness may participate by teleconference or video conference.

(ii)            The Depositor, the Sponsor and the Requesting Party will have the right to seek provisional relief from a competent court of law, including a temporary restraining order, preliminary injunction or attachment order, if such relief is available by law.

(iii)            Neither the Depositor nor the Sponsor will be required to produce personally identifiable customer information for purposes of any mediation or arbitration. The existence and details of any unresolved Reallocation Request, any informal meetings, mediations or arbitration proceedings , the nature and amount of any relief sought or granted, any offers or statements made and any discovery taken in the proceeding, will be confidential, privileged and inadmissible for any purpose in any mediation, arbitration, litigation or other proceeding. The parties will keep this information confidential and will not disclose or discuss it with any third party (other than a party's attorneys, experts, accountants and other advisors, as reasonably required in connection with the mediation or arbitration proceeding under this Section 3.4), except as required by law, regulatory requirement or court order. If a party to a mediation or arbitration proceeding receives a subpoena or other request for information from a third party (other than a governmental regulatory body) for confidential information of the other party to the mediation or arbitration proceeding, the recipient will promptly notify the other party and will provide the other party with the opportunity to object to the production of its confidential information.

Section 3.5.         Issuer's Representations and Warranties. The Issuer represents and warrants to the Depositor as of the Closing Date:

(a)            Organization and Qualification. The Issuer is duly formed and validly existing as a statutory trust in good standing under the laws of the State of Delaware. The Issuer is qualified as a foreign statutory trust in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its properties or the conduct of its activities requires the qualification, license or approval, unless the failure to obtain the qualifications, licenses or approvals would not reasonably be expected to have a material adverse effect on the Issuer's ability to perform its obligations under this Agreement.

(b)            Power, Authority and Enforceability. The Issuer has the power and authority to execute, deliver and perform its obligations under this Agreement. The Issuer has authorized the execution, delivery and performance of this Agreement. This Agreement is the legal, valid and binding obligation of the Issuer and enforceable against the Issuer, except as may be limited by insolvency, bankruptcy, reorganization or other similar laws relating to the enforcement of creditors' rights or by general equitable principles.

(c)            No Conflicts and No Violation. The completion of the transactions under this Agreement and the performance of its obligations under this Agreement will not (i) conflict with, or be a breach or default under, any indenture, mortgage, deed of trust, loan agreement, guarantee or similar document under which the Issuer is a debtor or guarantor, (ii) result in the creation or imposition of a Lien on the Issuer's properties or assets under the terms of any indenture, mortgage, deed of trust, loan agreement, guarantee or similar document (other than the Indenture), (iii) violate the Trust Agreement or (iv) violate a law or, to the Issuer's knowledge, an order, rule or regulation of a federal or State court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Issuer or its properties that applies to the Issuer, which, in each case, would reasonably be expected to have a material adverse effect on the Issuer's ability to perform its obligations under this Agreement.

(d)            No Proceedings. To the Issuer's knowledge, there are no proceedings or investigations pending or threatened in writing before a federal or State court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties (i) asserting the invalidity this Agreement, (ii) seeking to prevent the completion of the transactions under this Agreement, (iii) seeking a determination or ruling that would reasonably be expected to have a material adverse effect on the Issuer's ability to perform its obligations under, or the validity or enforceability of, this Agreement or (iv) that would reasonably be expected to (A) affect the treatment of the Notes as indebtedness for U.S. federal income or Applicable Tax State income or franchise tax purposes, (B) be deemed to cause a taxable exchange of the Notes for U.S. federal income tax purposes or (C) cause the Issuer to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, in each case, other than proceedings that would not reasonably be expected to have a material adverse effect on the Issuer, the performance by the Issuer of its obligations under, or the validity and enforceability of, the Transaction Documents or the Notes or the tax treatment of the Issuer or the Notes.

(e)            Not an Investment Company. The Issuer is not required to be registered as an "investment company" under the Investment Company Act.

ARTICLE IV
DEPOSITOR'S AGREEMENTS

Section 4.1.         Required Reserve Amount. On the Closing Date, the Depositor will deposit, or cause to be deposited, the Required Reserve Amount in the Reserve Account from the net proceeds of the sale of the Notes.

Section 4.2.         Financing Statements.

(a)            Filing of Financing Statements. The Depositor will file financing and continuation statements, and amendments to the statements, in the jurisdictions and with the filing offices necessary to perfect the Issuer's interest in the Sold Property. The Depositor will promptly deliver to the Issuer and the Indenture Trustee file-stamped copies of, or filing receipts for, any financing statement, continuation statement and amendment to a previously filed financing statement.

(b)            Issuer and Indenture Trustee Authorized to File Financing Statements. The Depositor authorizes the Issuer and the Indenture Trustee to file financing and continuation statements, and amendments to the statements, in the jurisdictions and with the filing offices as the Issuer or the Indenture Trustee may determine are necessary or advisable to perfect the Issuer's interest in the Sold Property. The financing and continuation statements may describe the Sold Property as the Issuer or the Indenture Trustee may reasonably determine to perfect the Issuer's interest in the Sold Property. The Issuer or the Indenture Trustee will promptly deliver to the Depositor file-stamped copies of, or filing receipts for, any financing statement, continuation statement and amendment to a previously filed financing statement.

(c)            Relocation of Depositor. The Depositor will notify the Owner Trustee and the Indenture Trustee at least ten days before a relocation of its chief executive office or change in its corporate structure, form of organization or jurisdiction of organization if it could require the filing of a new financing statement or amendment under Section 9-307 of the UCC. The Depositor will promptly file new financing statements or amendments to all previously filed financing statements or amendments. The Depositor will maintain its chief executive office within the United States and will maintain its jurisdiction of organization in only one State.

(d)            Change of Depositor's Name. The Depositor will notify the Owner Trustee and the Indenture Trustee at least ten days before any change in the Depositor's name that could make a financing statement filed under this Section 4.2 seriously misleading under Section 9-506 of the UCC. The Depositor will promptly file amendments to all previously filed financing statements.

Section 4.3.         No Sale or Lien by Depositor. Except for the sale and assignment under this Agreement, the Depositor will not sell or assign any Sold Property to another Person, or Grant or allow a Lien on an interest in any Sold Property. The Depositor will defend the Issuer's interest in the Sold Property against claims of third parties claiming through the Depositor.

Section 4.4.         Expenses. The Depositor will pay the expenses to perform its obligations under this Agreement and the Issuer and the Indenture Trustee's reasonable expenses to perfect the Issuer's interest in the Sold Property and to enforce the Depositor's obligations under this Agreement.

ARTICLE V
OTHER AGREEMENTS

Section 5.1.         Obligations Unaffected. Any invalidity, illegality or irregularity of a Lease or Leased Vehicle in the 2026-B Reference Pool will not affect the Depositor's obligations under this Agreement.

Section 5.2.         No Petition. Each party agrees that, before the date that is one year and one day (or, if longer, any applicable preference period) after the payment in full of (a) all Secured Obligations, including all Exchange Notes, and any other Securities, (b) all securities issued by the Depositor or by a trust for which the Depositor was a depositor or (c) the Notes, it will not start or pursue against, or join any other Person in starting or pursuing against, (i) either Titling Company or either Holding Company, (ii) the Depositor or (iii) the Issuer, respectively, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any bankruptcy or similar law. This Section 5.2 will survive the termination of this Agreement.

Section 5.3.         Limited Recourse. Each party agrees that any claim that it may seek to enforce against the other party under this Agreement is limited to the Sold Property only and is not a claim against the other party's assets as a whole or against assets other than the Sold Property. This Section 5.3 will survive the termination of this Agreement.

Section 5.4.         Obligations Under Exchange Note.

(a)            Borrowers' Obligations. The Borrowers' obligations under the 2026-B Exchange Note and the other Sold Property are solely the Borrowers' obligations and are not the Depositor's obligation or an interest in any of the Depositor's assets. The Issuer acknowledges and agrees that it has no right, title or interest in any assets of the Depositor for the payment of amounts due or for the performance of obligations under the 2026-B Exchange Note or the other Sold Property.

(b)            Subordination of Claims. The Issuer acknowledges Section 9.4 of the Credit and Security Agreement regarding the subordination of claims against the Borrowers and agrees to be bound by it as an Exchange Noteholder.

Section 5.5.         Limitation of Liability of Owner Trustee. This Agreement has been signed on behalf of the Issuer by The Bank of New York Mellon not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer. In no event will The Bank of New York Mellon in its individual capacity or a beneficial owner of the Issuer be liable for the representations, warranties, covenants, agreements or other obligations of the Issuer under this Agreement. For all purposes under this Agreement, the Owner Trustee is subject to, and entitled to the benefits of, the Trust Agreement.

Section 5.6.         Issuer Obligation. No recourse may be taken, directly or indirectly, for the obligations of the Issuer or the Owner Trustee under this Agreement or a document delivered under this Agreement, against (a) the Owner Trustee in its individual capacity, (b) any holder of a beneficial interest in the Issuer, (c) any partner, owner, beneficiary, officer, director, employee or agent of the Owner Trustee, in its individual capacity or (d) any holder of a beneficial interest in the Owner Trustee, in its individual capacity, except as that Person may have expressly agreed.

Section 5.7.         Termination. This Agreement will terminate on the payment in full or cancellation of the 2026-B Exchange Note.

ARTICLE VI
MISCELLANEOUS

Section 6.1.         Amendments.

(a)            Amendments. The parties may amend this Agreement:

(i)            to clarify an ambiguity, correct an error or correct or supplement any term of this Agreement that may be defective or inconsistent with the other terms of this Agreement or any prospectus or offering memorandum related to the Notes, in each case without the consent of the Noteholders or any other Person;

(ii)            to add, change or eliminate terms of this Agreement, in each case, without the consent of the Noteholders or any other Person, if the Depositor delivers an Officer's Certificate to the Issuer, the Owner Trustee and the Indenture Trustee stating that the amendment will not have a material adverse effect on the Noteholders; or

(iii)            to add, change or eliminate terms of this Agreement for which an Officer's Certificate is not or cannot be delivered under Section 6.1(a)(ii), with the consent of the Noteholders of a majority of the Note Balance of each Class of Notes Outstanding (with each affected Class voting separately, except that all Noteholders of Class A Notes will vote together as a single class).

(b)            Notice of Amendments. The Depositor or the Issuer will notify the Rating Agencies in advance of any amendment. Promptly after the execution of an amendment, the Depositor will deliver a copy of the amendment to the Indenture Trustee and the Rating Agencies.

Section 6.2.         Benefit of Agreement; Third-Party Beneficiaries. This Agreement is for the benefit of and will be binding on the parties and their permitted successors and assigns. The Indenture Trustee, for the benefit of the Secured Parties, will be a third-party beneficiary of this Agreement and may enforce this Agreement against the Depositor. No other Person will have any right or obligation under this Agreement.

Section 6.3.         Notices.

(a)            Notices to Parties. All notices, requests, directions, consents, waivers or other communications to or from the parties must be in writing and will be considered received by the recipient:

(i)            for overnight mail, on delivery or, for registered first class mail, postage prepaid, three days after deposit in the mail properly addressed to the recipient;

(ii)            for a fax, when receipt is confirmed by telephone, reply email or reply fax from the recipient;

(iii)           for an email, when receipt is confirmed by telephone or reply email from the recipient; and

(iv)           for an electronic posting to a password-protected website to which the recipient has access, on delivery of an email (without the requirement of confirmation of receipt) stating that the electronic posting has been made.

(b)            Notice Addresses. A notice, request, direction, consent, waiver or other communication must be addressed to the recipient at its address stated in Schedule A to the Indenture, which address the party may change by notifying the other party.

Section 6.4.         GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF NEW YORK.

Section 6.5.         Submission to Jurisdiction. Each party submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York, New York for legal proceedings relating to this Agreement. Each party irrevocably waives, to the fullest extent permitted by law, any objection that it may now or in the future have to the venue of a proceeding brought in such a court and any claim that the proceeding was brought in an inconvenient forum.

Section 6.6.         WAIVER OF JURY TRIAL. EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN LEGAL PROCEEDINGS RELATING TO THIS AGREEMENT.

Section 6.7.         No Waiver; Remedies. No party's failure or delay in exercising a power, right or remedy under this Agreement will operate as a waiver. No single or partial exercise of a power, right or remedy will preclude any other or further exercise of the power, right or remedy or the exercise of any other power, right or remedy. The powers, rights and remedies under this Agreement are in addition to any powers, rights and remedies under law.

Section 6.8.         Severability. If a part of this Agreement is held invalid, illegal or unenforceable, then it will be deemed severable from the remaining Agreement and will not affect the validity, legality or enforceability of the remaining Agreement.

Section 6.9.         Headings. The headings in this Agreement are included for convenience and will not affect the meaning or interpretation of this Agreement.

Section 6.10.         Counterparts. This Agreement may be executed in multiple counterparts. Each counterpart will be an original and all counterparts will together be one document.

[Remainder of Page Left Blank]

EXECUTED BY:

FORD CREDIT AUTO LEASE TWO LLC,
acting for its series of limited liability company interests designated as the "2026-B Series," as Depositor

By:		/s/ Ryan Hershberger
	Name:	Ryan Hershberger
	Title:	President and Assistant Treasurer

FORD CREDIT AUTO LEASE TRUST 2026-B,
as Issuer

By:	THE BANK OF NEW YORK MELLON, not in its individual capacity but solely as Owner Trustee

By:		/s/ Natalie Santoriello
	Name:	Natalie Santoriello
	Title:	As Agent

[Signature Page to Exchange Note Sale Agreement]